AMENDMENT NO. 15 TO

SUB-ADMINISTRATION AND SUB-FUND

ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT No. 15 made as of October 1, 2024 (“Amendment”) to that certain Sub- Administration and Sub-Fund Accounting Services Agreement dated as of October 1, 2015 (as amended and in effect as of the date hereof) (“Agreement”) between Victory Capital Management Inc. (“Client”) and Citi Fund Services Ohio, Inc. (“Service Provider”) and, with the Client, referred to herein individually as “Party” and collectively as “Parties.” All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Service Provider performs certain sub-administrative and sub- accounting services for the Client pursuant to the Agreement;

WHEREAS, the Parties now wish to amend the Agreement pursuant to this Amendment to account for the discontinuation of certain officer roles and duties, effective October 1, 2024;

WHEREAS, the Parties now wish to amend the Agreement pursuant to this Amendment to update the list of Funds subject to the Agreement as set forth in Schedule 6 (List of Funds);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.Amendment to Services (Schedule 2) of Services Agreement.

Schedule 2 of the Agreement is deleted and replaced with the Schedule 2 attached hereto.

2.Amendment to Schedule 4 (Fees) of Services Agreement.

Schedule 4 (Fees) of the Services Agreement is hereby deleted in its entirety and replaced with the Schedule 4 (Fees) attached to the end of this Amendment.

3.Amendment to Schedule 6 (List of Funds) of Services Agreement.

Schedule 6 (List of Funds) of the Services Agreement is hereby deleted in its entirety and replaced with the Schedule 6 (List of Funds) attached to the end of this Amendment.

4.Representations and Warranties.

(a)Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)The Client represents that it has provided this Amendment to the Boards.

5.Miscellaneous.

(a)This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

[Remainder of page intentionally left blank. Signatures follow on next page.]

VICTORY CAPITAL MANAGEMENT INC.

By: /S/ MICHAEL D. POLICARPO

Name: Michael D. Policarpo

Title: President, CFO & CAO

Date: October 24, 2024

CITI FUND SERVICES OHIO, INC.

By:	/S/ JOHN DANKO
Name:
John Danko

Title:	President

Date:	October 24, 2024

Schedule 2 to Services Agreement – Services

Appendix A – Sub-Fund Administration Services

Service Provider shall provide the Services listed on this Schedule 2 to the Client with respect to the Funds, and will use reasonable efforts to provide the Services consistent with any applicable provisions under federal securities laws and subject to the terms and conditions of the Agreement (including the Schedules).

I.Services

1.Calculate contractual Trust expenses and make and control all disbursements for the Trusts, subject to review and approval of an officer of the Trusts or other authorized person including administration of trustee and vendor fees and compensation on behalf of the Trusts, and as appropriate;

2.Calculate all capital gain and distribution information relating to the Funds and its shareholders;

3.Intentionally omitted.

4.Prepare drafts of the annual report to Shareholders and certified semi-annual report for each Fund; prepare and file the final certified versions thereof on Form N-CSR; prepare and file the Trusts’ Form N-SAR; and file all required notices pursuant to Rule 24f-2;

5.Coordinate with the Trusts’ transfer agent with respect to the payment of dividends and other distributions to Shareholders;

6.Calculate performance data of the Funds for dissemination to information services covering the investment company industry;

7.Coordinate the filing of the Trusts’ tax returns, including federal, state, local and excise tax returns; issue all tax-related information to shareholders, including IRS Form -1099 and other applicable tax forms;

8.Assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

9.Monitor and advise the Trusts and their Funds on their regulated investment company status under the Internal Revenue Code of 1986, as amended. In connection with the foregoing, prepare and send quarterly reminder letters related to such status, and prepare quarterly compliance checklist for use by investment adviser(s) if requested;

10.Assist the Trusts in developing portfolio compliance procedures for each Fund. The Service Provider, together with VCM, will also provide the Boards with quarterly results of compliance reviews;

11.Provide assistance and guidance to VCM with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may affect the Trusts, and assisting in strategic planning in response thereto. Assistance to be provided at VCM's request with respect to SEC inspections includes

(i)rendering advice regarding proposed responses;

12.compiling data and other information in response to SEC requests for information and

(iii)communicating with Fund management and portfolio managers to provide status updates;

13.Provide appropriate assistance with respect to audits conducted by the Funds’ independent accountants including compiling data and other information as necessary;

14.Furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Trusts shall request and the parties shall agree in writing;

15.To assist the Trusts in connection with its obligations under Sections 302 or 906 of the Sarbanes- Oxley Act of 2002, Rule 30a-2 under the 1940 Act, or any other related law or regulation (“SO Laws”), the Service Provider will internally establish and maintain its own controls and procedures (“Service Provider internal controls”) designed to ensure that information recorded, processed, summarized, or reported by the Service Provider on behalf of the Trusts and included in Reports is (a) recorded, processed, summarized, and reported by the Service Provider within the time periods specified in the SEC’s rules and forms and the disclosure controls and procedures of the Trusts (“Trust DCPs”), and (b) communicated to the relevant Certifying Officers consistent with the Trust DCPs. Solely for the purpose of providing any Certifying Officer with a basis for certification, the Service Provider will (i) provide a sub-certification with respect to the Services during any fiscal period in which the Service Provider served as financial administrator to the Trust consistent with the requirements of the certification required under SO Laws and/or (ii) inform the Certifying Officers of any reason why all or part of such certification would be inaccurate. In rendering any such sub-certification, the Service Provider may (a) limit its representations to information prepared, processed and reported by the Service Provider; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Trusts, including all Other Providers to the Trusts, and compliance by such officers and agents with the Trust DCPs; and (c) assume that the Trusts have selected the appropriate accounting policies for the Fund(s); VCM shall assist and cooperate with the Service Provider (and shall cause its officers, and Other Providers to assist and cooperate with the Service Provider) to facilitate the delivery of information requested by the Service Provider in connection with the preparation of the Trusts’ Form N-CSR, and Form N-Q, including Trust financial statements, so that the Service Provider may submit a draft Report to the DCP Committee prior to the date the relevant Report is to be filed;

16.Prepare and file holdings reports on Form N-PORT with the SEC, as required at the end of each month;

17.Rule 18f-4 Support for Funds relying on “Limited Derivatives User” Exemption (Lite)

a.Daily monitoring and reporting of derivative exposure levels

b.Monthly exposure calculation reporting on Form N-PORT (Item B.9)

18.Rule 18f-4 Support for Non-Exempt Funds (Standard)

a.Daily Value at risk (VaR) calculations and reporting

b.Monthly VaR reporting on Form N-PORT (Item B.10)

c.VaR stress testing and backtesting

d.Form N-RN filing coordination, ad hoc, as directed by the client

19.Prepare Tailored Shareholder Reporting (“TSR”) production and filing (semi-annual);

20.Provide financial information for (i) the annual updates to each Trust’s registration statement on Form N- 1A; and (ii) supplements to the Trust’ Prospectuses and SAIs;

21.Notify VCM and Fund counsel of all Trust documents filed by the Service Provider with the SEC;

22.Obtain, maintain and file fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust at the expense of the Trust and Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, to the extent such bonds and policies are approved by the Boards;

23.Perform daily compliance test to monitor adequacy of securities earmarked as collateral for portfolio securities per instructions from the Adviser;

24.Money Market Fund Reporting

(a)Provide Fund’s schedules of investments for monthly posting on the Fund’s website

(b)Provide the Fund’s mark to market, net flows and liquidity levels for daily posting on the Funds’ website

(c)Prepare and file the Fund’s portfolio holdings and coordinate the compilation of other data with the Fund’s investment adviser for monthly filing with the SEC on Form N-MFP

(d)Perform periodic stress testing and reporting in accordance with Rule 2a-7

Schedule 2 to Services Agreement – Services

Appendix B – Sub-Fund Accounting Services

I.Services

1.Record Maintenance

Service Provider will keep and maintain all required books and records as required by Rule 31a- 1 in accordance with the required time and format applicable to such records as set forth in Rule

31a-2, including, among others:

a.Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

b.General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

c.Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

d.A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

All such books and records shall be the property of the applicable Trust, and Service Provider agrees to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all records and other information relative to the Trust; except when requested to divulge such information by duly constituted authorities or court process, or when requested by the Trust.

2.Accounting Services

In addition to the maintenance of the books and records specified above, Service Provider shall perform the following account services daily for each Fund:

a.Allocate income and expense and calculate the net asset value per share (“NAV”) of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act; and

b.Apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Client (“Valuation Procedures”), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Client (collectively, “Fair Value Information Vendors”) with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund’s pricing time, or which are otherwise required to be made subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from each Fund’s investment adviser or other designee, as approved by the Board. The Client instructs and authorizes Service Provider to provide information pertaining to the Funds’ investments to Fair Value Information Vendors in connection with the fair value determinations made under the Valuation Procedures and other legitimate purposes related to the services to be provided hereunder.

Note: The Client acknowledges that while Service Provider’s services related to fair value pricing are intended to assist the Client and the Board in its obligations to price and monitor pricing of Fund investments, Service Provider does not assume responsibility for the accuracy or appropriateness of pricing information or methodologies, including any fair value pricing information or adjustment factors.

c.Coordinate the preparation of reports that are prepared or provided by Fair Value Information Vendors which help the Client to monitor and evaluate its use of fair value pricing information under its Valuation Procedures:

d.Assist the Client in identifying instances where market prices are not readily available, or are unreliable, each as set forth within parameters included in the Client’s Valuation Procedures;

e.Verify and reconcile with the Funds’ custodian all daily trade activity;

f.Compute, as appropriate, each Fund’s net income and capital gains, dividend payables, dividend factors, 7- day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

g.Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

h.If Applicable, report to the Board, or otherwise at the Client’s request, the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

i.Determine and report unrealized appreciation and depreciation on securities held in variable net asset value Funds;

j.Amortize premiums and accrete discounts on fixed income securities purchased at a price other than face value, in accordance with the Generally Accepted Accounting Principles of the United States or any successor principles;

k.Update fund accounting system to reflect rate changes, as received from a Fund’s investment adviser or authorized pricing service, on variable interest rate instruments;

l.Post Fund transactions to appropriate categories;

m.Accrue expenses of each Fund according to instructions received from the Client’s

Administrator, and submit changes to accruals and expense items to authorized officers of the Client (who are not Service Provider employees) for review and approval;

n.Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

o.Provide accounting reports in connection with the Client’s regular annual audit and other audits and examinations by regulatory agencies;

p.Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule;

q.Calculate the dividend and capital gain distribution, if any;

r.Calculate the yield;

s.Provide the following reports:

(i)a current security position report;

(ii)a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order);

(iii)a broker commission report; and

(iv)a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund’s Shares less cash needed for redemptions and settlement of portfolio purchases); and

t.Such other similar services with respect to a Fund as may be reasonably requested by VCM.

3.Financial Statement and Regulatory Filings

Service Provider shall also perform the following additional accounting services for each Fund:

a.Provide monthly a hard copy of the unaudited financial statements described below, upon request of the Client. The unaudited financial statements will include the following items:

i.Unaudited Statement of Assets and Liabilities,

ii.Unaudited Statement of Operations,

iii.Unaudited Statement of Changes in Net Assets, and

iv.Unaudited Condensed Financial Information.

b.Provide accounting information for the following (in compliance with Reg. S-X, as applicable):

i.federal and state income tax returns and federal excise tax returns;

ii.the Client’s semi-annual reports filed with the SEC on Form N-CEN and the N-CSR;

iii.the Client’s quarterly schedules of investment for filing with the SEC on Form N-PORT, effective through the period ending March 31, 2019;

iv.the Client’s monthly schedules of investments for filing with the SEC on Form N-PORT, effective for the period beginning June 1, 2018;

v.the Client’s annual and semi-annual shareholder reports and quarterly Board meetings;

vi.registration statements on Form N-lA and other filings relating to the registration of shares, including required performance information;

vii.the Client’s administrator’s monitoring of the Funds’ status as a regulated investment company under Subchapter M of the Internal Code;

viii.annual audit by the Client’s auditors; and

ix.examinations performed by the SEC.

c.Calculate turnover and expense ratio;

d.Prepare schedule of Capital Gains and Losses;

e.Provide daily cash report;

f.Maintain and report security positions and transactions in accounting system;

g.Prepare Broker Commission Report;

h.Monitor expense limitations; and

i.Provide unrealized gain/loss report.

II. Notes and Conditions Related to Fund Accounting Services

Subject to the provisions of Sections 2 and 6 of the Agreement, Service Provider’s liability with respect to NAV errors shall be determined in accordance with the Investment Company Institute (“ICI”) policy on NAV errors, as that policy may be revised in the future.

Schedule 2 to Services Agreement Services

Appendix C – Compliance Services

1.Service Provider will provide the following services to assist the Funds’ Board in connection with its obligations under Rule 38a-1 of the 1940 Act (“Rule 38a-1”):

(a)Perform risk-based testing and an annual assessment of the compliance procedures of the Service Provider (i.e., fund accounting and sub-administration) that provides services for the Funds’ Board;

(b)Provide information reasonably requested by the Chief Compliance Officer for the Funds’ Board on behalf of the Funds listed in Schedule A to the Services Agreement (the “Funds CCO”) in connection with the Funds’ Board’s determination regarding the adequacy and effectiveness of the compliance procedures described in 1. (a) above;

(c)Provide reports to the Funds’ CCO regarding the risk-based testing and annual assessment described in 1. (a) above.

2.Service Provider will provide the following additional services to assist the Funds’ Board in connection with its obligations under Rule 38a-1:

(a)Perform risk-based testing and an annual assessment of the compliance procedures of the transfer agent1 to each of the Funds listed in Schedule 6 to the Services Agreement;

(b)Provide information reasonably requested by the Funds’ CCO in connection with the Funds’ Board’s determination regarding the adequacy and effectiveness of the compliance procedures described in 2(a) above;

(c)Provide reports to the Funds' CCO regarding the risk-based testing and annual assessment described in 2(a) above.

1Transfer Agent is defined to be specific to transfer agent services provided to the Funds by FIS Fund Services.

Schedule 4 to Services Agreement

Such Fees will be collected by Citi Fund Services Ohio, Inc.

1.	MUTUAL FUNDS FEES:
The Client shall pay Service Provider an asset based fee as follows:
	First $50 Billion in aggregate net assets of all Mutual Funds	1.10 bps
	Next $50 Billion in aggregate net assets of all Mutual Funds	1.00 bps
	Next $25 Billion in aggregate net assets of all Mutual Funds	0.85 bps
	All assets above $125 Billion in aggregate net assets of all Mutual Funds	0.65 bps
2.	EXCHANGE TRADED FUNDS FEES (ETFs):
The Client shall pay Service Provider an asset based fee as follows:
	First $1.0 Billion in aggregate net assets of all ETFs	2.75 bps
	Next $4.0 Billion in aggregate net assets of all ETFs	2.25 bps
	Above $5.0 Billion in aggregate net assets of all ETFs	2.00 bps
	Index Receipt Agent Fee (per fund, per annum)	$3,000

3.FORM N-PORT Applies to Mutual Funds and ETFs

Tier	Description	Annual Fee
		(per Fund)
Tier 1	All Fund of Funds and Equity Funds holding < 50 securities	$11,500
Tier 2	Fixed Income Funds* holding 0-510 securities and Equity Funds	$14,000
	holding 50-510 securities
Tier 3	All Fixed Income and Equity Funds holding > 510 securities	$18,000

Sleeve Fee: An additional fee will apply per sleeve $1,000

*Fixed Income Funds are currently defined in accordance with applicable regulation stating Fixed Income Funds are those which hold 25% of total net assets in fixed income securities.

Note: Each Fund will be designated as a specific “tier” upon the commencement of the -N-PORT filing service. An annual review will be performed to certify the appropriate classifications are applied for the subsequent 12-month period. The annual review will occur at the end of each calendar year and be effective on the first of January each year. Any Fund launches will be reviewed at inception to ensure the appropriate tier is applied to the new Fund.

4.LIQUIDITY RISK MANAGEMENT

Tier	Description	Annual Fee
		(per Fund)
Tier 1	All Fund of Fund and In-Kind ETFs	$1,000
Tier 2	All Funds holding < 50 securities	$2,000
Tier 3	All Funds holding 50-500 securities	$3,000
Tier 4	All Funds holding > 500 securities	$4,000

Note: Each Fund will be designated as a specific “tier” upon the commencement of the -Liquidity Risk Management service. An annual review will be performed to certify the appropriate classifications are applied for the subsequent 12-month period. The annual review will occur at the end of each calendar year and be effective on the first of January each year. Any Fund launches will be reviewed at inception to ensure the appropriate “tier” is applied to the new Fund.

5.Rule 18f-4 Derivatives Rule

	Lite Support	$1,500 per fund per annum
	Standard Support	$4,000 per fund per annum
6.	Tailored Shareholder Reporting (“TSR”)	$1,500 per TSR produced
7.	Money Market Fund Fees
	Form N-MFP (monthly filing)	$9,000 per fund per annum
	Monthly Portfolio Holding Statements	$12,000 per fund per annum
	Money Market Fund Stress Testing	$5,000 per fund per annum

8. 38a-1 Compliance Services Fees (applicable to the USAA funds)

	38a-1 Compliance Services Program	$213,500 per annum
9.	Additional Fees
	Sleeve Fee (per additional sleeve per fund)	$15,000 per annum
	Typesetting Fees:	$2,500/per fund per annum
10.	Waivers

The NASDAQ Next 50 ETF will be subject to $0 fees for the first 12 months after the launch date or until the fund reaches $1 Billion in assets, whichever comes first.

11.Out-of-Pocket Expenses and Miscellaneous Charges:

In addition to the above fees, Service Provider shall be entitled to receive payment for the following out- of-pocket expenses and miscellaneous charges:

A.Reimbursement of Expenses. The Client shall reimburse Service Provider for its out-of-pocket expenses reasonably incurred in providing Services, including, but not limited to:

(i)All freight and other delivery and bonding charges incurred by Service Provider in delivering materials to and from the Client and in delivering all materials to Shareholders;

(ii)The cost of obtaining security and issuer information;

(iii)The cost of CD-ROM, computer disks, microfilm, or microfiche, and storage of records or other materials and data;

(iv)Costs of postage, bank services, couriers, stock computer paper, statements, labels, envelopes, reports, notices, or other form of printed material (including the cost of preparing and printing all printed material) which shall be required by Service Provider for the performance of the services to be provided hereunder, including print production charges incurred;

(v)All copy charges;

(vi)Any expenses Service Provider shall incur at the written direction of the Client or a duly authorized officer of the Client;

(vii)The cost of tax data services;

(viii)Regulatory filing fees, industry data source fees, printing (including board book production expenses) and typesetting services, communications, delivery services, reproduction and record storage and retention expenses, and travel related expenses for board/client meetings; and

(ix)Any additional expenses reasonably incurred by Service Provider in the performance of its duties and obligations under this Agreement.

B. Miscellaneous Service Fees and Charges. In addition to the amounts set forth in paragraphs (1) and 2(A) above, Service Provider shall be entitled to receive the following amounts from the Client:

(i)System development fees, billed at the rate of $150 per hour, as requested and pre- approved by the Client, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services pursuant to any of the Schedules hereto;

(ii)Fees for development of custom interfaces pre-approved by the Client, billed at the rate of $150 per hour;

(iii)Ad hoc reporting fees pre-approved by the Client, billed at the rate of $150 per hour;

(iv)Security Pricing and Valuation Fees

Asset Type	Monthly Fee ($)
Equities	0.85
Asset Backed	9.80
General Bonds	4.90
Government Bonds	6.05
Complex Debt	20.90
Listed Derivatives	0.85
Simple OTCs	20.50
Mid Tier OTCs	37.40
Complex OTCs	78.00

Notes

1.Monthly rates reflected are based upon current primary pricing vendor selections.

2.Each “Asset Type” can typically be expected to include the following security type:

•Equities: Domestic Equity, Foreign Equity, Warrants

•Asset Backed: ABS, MBS, CMOs, CMBs

•General Bonds: US Investment Grade Corporate Bonds, US High Yield Corporate Bonds, International Bonds

•Government Bonds: Agency Debt, US Government Bonds, Money Market, Municipal Bonds

•Complex Debt: Bank Loans

•Listed Derivatives: Futures, options

•Simple OTC: Interest Rate Swap; OTC Options; Currency Forwards; Currency Swap

•Mid Tier OTC: Total Return Swap; Asset Swaps; Cross Currency Swaps; Credit Default Swaps

•Complex OTC: Exotic Options; Volatility Swaps; CDOs; CLOs

3.Security Pricing Valuation Services will not be subject to the annual fee increase.

4.The fees for Security Pricing Valuation Services are calculated for the Fund Complex in its entirety based on the number unique securities held within each asset type on a monthly basis.

(v)Fees for the SSAE 18 (or any similar report) will be charged $175 per share class

(vi)Check and payment processing fees; and

(vii)Costs of rating agency services.

12.Annual Fee Increase:

Commencing on the one-year anniversary of the Effective Date and annually thereafter, the Service Provider may annually increase the fixed fees and other fees expressed as stated dollar amounts in this Agreement by up to an amount equal to the most recent annual percentage increase in consumer prices for services as measured such index no longer be published. Citi will communicate any fee changes to VCM accordingly.

Schedule 6 to Services Agreement

List of Funds

Victory Portfolios

1.Victory Diversified Stock Fund

2.Victory Floating Rate Fund

3.Victory Global Energy Transition Fund

4.Victory High Income Municipal Bond Fund

5.Victory High Yield Fund

6.Victory Fund for Income

7.Victory Investment Grade Convertible Fund

8.Victory Low Duration Bond Fund

9.Victory Core Bond Fund**

10.Victory Integrity Discovery Fund

11.Victory Integrity Mid-Cap Value Fund

12.Victory Integrity Small-Cap Value Fund

13.Victory Integrity Small/Mid-Cap Value Fund

14.Victory Munder Mid-Cap Core Growth Fund

15.Victory Munder Multi-Cap Fund

16.Victory RS Global Fund

17.Victory RS Growth Fund

18.Victory RS International Fund

19.Victory RS Investors Fund

20.Victory RS Large Cap Alpha Fund

21.Victory RS Mid Cap Growth Fund

22.Victory RS Partners Fund

23.Victory RS Science and Technology Fund

24.Victory RS Select Growth Fund

25.Victory RS Small Cap Equity Fund

26.Victory RS Small Cap Growth Fund

27.Victory RS Value Fund

28.Victory S&P 500 Index Fund

29.Victory Sophus Emerging Markets Fund

30.Victory Special Value Fund

31.Victory Strategic Allocation Fund

32.Victory Sycamore Established Value Fund

33.Victory Sycamore Small Company Opportunity Fund

34.Victory Tax-Exempt Fund

35.Victory Trivalent International Fund-Core Equity

36.Victory Trivalent International Small-Cap Fund

37.Victory THB US Small Opportunities Fund

Victory Variable Insurance Funds

1.Victory High Yield VIP Series

2.Victory RS International VIP Series

3.Victory RS Large Cap Alpha VIP Series

4.Victory RS Small Cap Growth Equity VIP Series

5.Victory 500 Index VIP Series

6.Victory Sophus Emerging Markets VIP Series

Victory Portfolios II – Mutual Funds

1.Victory US 500 Enhanced Volatility Wtd Index Fund

2.Victory Market Neutral Income Fund

Victory Portfolios II – ETFs

1.VictoryShares Developed Enhanced Volatility Wtd ETF***

2.VictoryShares Dividend Accelerator ETF

3.VictoryShares International High Div Volatility Wtd ETF***

4.VictoryShares International Volatility Wtd ETF

5.VictoryShares US 500 Enhanced Volatility Wtd ETF

6.VictoryShares US 500 Volatility Wtd ETF

7.VictoryShares US Discovery Enhanced Volatility Wtd ETF

8.VictoryShares US EQ Income Enhanced Volatility Wtd ETF

9.VictoryShares US Large Cap High Div Volatility Wtd ETF

10.VictoryShares US Multi-Factor Minimum Volatility ETF

11.VictoryShares US Small Cap Volatility Wtd ETF

12.VictoryShares US Small Cap High Div Volatility Wtd ETF

13.VictoryShares Core Intermediate Bond ETF

14.VictoryShares Short-Term Bond ETF

15.VictoryShares Emerging Markets Value Momentum ETF

16.VictoryShares International Value Momentum ETF

17.VictoryShares US Small Mid Cap Value Momentum ETF

18.VictoryShares US Value Momentum ETF

19.VictoryShares Nasdaq Next 50 ETF***

20.VictoryShares THB Mid Cap ETF

21.VictoryShares Core Plus Intermediate Bond ETF

22.VictoryShares Corporate Bond ETF

23.VictoryShares WestEnd U.S. Sector ETF

24.VictoryShares Free Cash Flow ETF

25.VictoryShares Small Cap Free Cash Flow ETF

26.VictoryShares WestEnd Global Equity ETF

27.VictoryShares WestEnd Dynamic Equity ETF*

28.VictoryShares WestEnd Economic Cycle Bond ETF

29.VictoryShares Hedged Equity Income ETF

30.VictoryShares Free Cash Flow Growth ETF*

Victory Portfolios III

1.Victory Cornerstone Aggressive Fund

2.Victory Cornerstone Conservative Fund

3.Victory Cornerstone Equity Fund

4.Victory Cornerstone Moderate Fund

5.Victory Cornerstone Moderately Aggressive Fund

6.Victory Cornerstone Moderately Conservative Fund

7.Victory Growth and Tax Strategy Fund

8.Victory Target Managed Allocation Fund

9.Victory Target Retirement 2030 Fund

10.Victory Target Retirement 2040 Fund

11.Victory Target Retirement 2050 Fund

12.Victory Target Retirement 2060 Fund

13.Victory Target Retirement Income Fund

14.Victory Aggressive Growth Fund

15.Victory Capital Growth Fund

16.Victory Emerging Markets Fund

17.Victory Growth & Income Fund

18.Victory Growth Fund

19.Victory International Fund

20.Victory Science & Technology Fund

21.Victory Small Cap Stock Fund

22.Victory Sustainable World Fund

23.Victory Value Fund

24.Victory 500 Index Fund

25.Victory Extended Market Index Fund

26.Victory Nasdaq-100 Index Fund

27.Victory Global Equity Income Fund

28.Victory Global Managed Volatility Fund

29.Victory Income Stock Fund

30.Victory Precious Metals and Minerals Fund

31.Victory California Bond Fund

32.Victory Government Securities Fund

33.Victory High Income Fund

34.Victory Income Fund

35.Victory Core Plus Intermediate Bond Fund

36.Victory Money Market Fund

37.Victory New York Bond Fund

38.Victory Short-Term Bond Fund

39.Victory Tax Exempt Intermediate-Term Fund

40.Victory Tax Exempt Long-Term Fund

41.Victory Tax Exempt Money Market Fund

42.Victory Tax Exempt Short-Term Fund

43.Victory Treasury Money Market Trust

44.Victory Ultra Short-Term Bond Fund

45.Victory Virginia Bond Fund

*Pending Launch

**Name change effective 11/1/24

***Pending Liquidation effective 10/28/24